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                                                           Exhibit (e)(2)(A)(ii)

[ING FUNDS LOGO]


April 28, 2006


Ms. Alyce Shaw
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Ms. Shaw:

     Pursuant to the Distribution Agreement dated April 29, 2005, between ING Investors Trust (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Distributor to render such services to ING Disciplined Small Cap Value Portfolio, ING FMR(SM) Small Cap Equity Portfolio, ING EquitiesPlus Portfolio and ING Franklin Income Portfolio, four new series of the Trust (the "New Series"), effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to AMENDED SCHEDULE A of the Agreement.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the New Series, by signing below.


                                            Very sincerely,


                                            /s/ Robert S. Naka
                                            ------------------
                                            Robert S. Naka
                                            Executive Vice President
                                            ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:    /s/ Alyce Shaw
       ---------------
Name:  Alyce Shaw
       ---------------
Title: Duly Authorized
       ---------------



7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000          ING Investors Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                             DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Service 2 Class shares and 0.50% for Adviser Class shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

SERIES                                                          CLASSES
------                                                          -------
ING Disciplined Small Cap Value Portfolio                Service 2,   Adviser
ING EquitiesPlus Portfolio                               Service 2,   Adviser
ING FMR(SM) Earnings Growth Portfolio                    Service 2,   Adviser
ING FMR(SM) Small Cap Equity Portfolio                   Service 2,   Adviser
ING Franklin Income Portfolio                            Service 2,   Adviser
ING Global Real Estate Portfolio                         Service 2,   Adviser
ING JPMorgan Value Opportunities Portfolio               Service 2,   Adviser
ING MarketPro Portfolio                                  Service 2,   Adviser
ING MarketStyle Growth Portfolio                         Service 2,   Adviser
ING MarketStyle Moderate Growth Portfolio                Service 2,   Adviser
ING MarketStyle Moderate Portfolio                       Service 2,   Adviser
ING Marsico International Opportunities Portfolio        Service 2,   Adviser
ING MFS Utilities Portfolio                              Service 2,   Adviser
ING VP Index Plus International Equity Portfolio         Service 2,   Adviser
ING Wells Fargo Small Cap Disciplined Portfolio          Service 2,   Adviser